EXHIBIT 99

                  TOMPKINS TRUSTCO, INC. 2001 STOCK OPTION PLAN

         1. Purpose. THE TOMPKINS TRUSTCO, INC. 2001 STOCK OPTION PLAN (hereinafter referred to as the "Plan") is designed to attract the best available personnel for positions of substantial responsibility and to furnish additional incentive to officers and key employees of TOMPKINS TRUSTCO, INC. (hereinafter referred to as the "Company"), or any of the Company's wholly-owned or substantially owned subsidiaries, upon whose efforts the successful conduct of the business of the Company largely depends, by encouraging such officers and key employees to acquire a proprietary interest in the Company or to increase the same. This purpose will be effected through the granting of options to purchase the Common Stock of the Company which will be either "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended to date (hereinafter referred to as the "Code") or Non-Statutory Stock Options (which shall not qualify under Section 422 of the Code) on the terms provided herein. Hereinafter the term "option" shall be deemed to refer to either Incentive Stock Options or Non-Statutory Stock Options as the context requires, unless specific reference is made to Incentive Stock Options.

         2. Eligibility. The persons eligible to receive options under this Plan shall be such officers and key employees and "Consultants" of the Company and its subsidiaries as the Board of Directors of the Company shall select from time to time; provided, however, that all options must be approved by the Executive, Compensation/Personnel Committee designated by the Board of Directors (the "Compensation Committee"). The Compensation Committee shall be composed solely of two (2) or more "Non-Employee Directors," as that term is defined in Rule 16b-3(b)(3)(i) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended. All references in this Plan to employees of the Company shall include the officers and key employees of any parent or subsidiary of the Company, as those terms are defined in Section 424 of the Internal Revenue Code. For the purposes of this Plan, "Consultant" shall mean any person or entity, including an officer or director of the Company or a subsidiary of the Company who provides services (other than as an employee) to the Company or a subsidiary of the Company, and shall include a member of the Board of Directors of the Company who is not an employee of the Company or a subsidiary of the Company at the time the option is granted. Key employees shall be entitled to receive Incentive Stock Options and/or Non-Statutory Stock Options hereunder. Consultants shall be entitled to receive Non-Statutory Stock Options hereunder.

         3. Stock Subject to Options. Subject to the provisions of Section 11 hereof, options may be granted under this Plan for up to 350,000 shares of Common Stock, par value $.10 per share, of the Company (hereinafter referred to as "Shares"), which Shares may, in the discretion of the Board of Directors of the Company, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Any Shares subject to an option that expires or terminates unexercised as to such Shares for any reason whatsoever, shall continue to be available for options under this Plan.

         4. Effective Date. The effective date of this Plan shall be January 23, 2001, the date that the Plan was adopted by the Board of Directors of the Company; provided, however, that the effectiveness of the Plan shall be subject to and contingent upon the approval by the stockholders of the Company within twelve (12) months of the date that this Plan is so adopted by the Board of Directors.

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         5. Terms and Conditions of Options. Each option granted by the
Compensation Committee on behalf of the Board of Directors pursuant to this Plan shall be evidenced by a certain stock option agreement (the "Agreement") containing provisions consistent with this Plan. The Agreement shall specify whether the options granted are Incentive Stock Options, designed to qualify under the provisions of Section 422 of the Code, or Non-Statutory Stock Options, which are not designed to qualify under Section 422 of the Code. The Agreement, whether for Incentive Stock Options, Non-Statutory Stock Options, or both, shall incorporate in substance the following terms and conditions:

               (a) Price. Each option shall state the number of Shares subject to the option as well as the option price of each such Share, which shall be an amount not less than the "Fair Market Value" of a share of Common Stock of the Company as of the date the option is granted. For the purposes of the Plan, the "Fair Market Value" of each share of Common Stock of the Company shall be, if shares of Common Stock of the Company are listed or admitted to trading on any stock exchange, an amount equal to the closing price of the Common Stock of the Company on such exchange, on the date immediately preceding the date of such grant. If the Common Stock of the Company is not, at the time an option is granted, listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the average between the lowest reported "bid" price and the highest reported "ask" price of shares of Common Stock of the Company on the date immediately preceding the date of such grant in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Compensation Committee. If for any reason the Common Stock of the Company is no longer being traded at the time of the grant of the option, the "Fair Market Value" of each share of Common Stock of the Company shall be determined by the Compensation Committee; provided, however, that the "Fair Market Value" shall in no event be less than the book value of the Common Stock of the Company as of the date said option is granted, excluding goodwill. In the event an option, which is designed to qualify as an Incentive Stock Option, is granted to any person who would after the grant of such option be deemed to beneficially own stock possessing more than ten percent (10 percent) of the total combined voting power of all classes of capital stock of the Company within the meaning of Section 422(b)(6) of the Code (hereinafter referred to as a "Ten Percent Shareholder"), the option price per share shall be an amount equal to not less than one hundred ten percent (110 percent) of the "Fair Market Value" of a share of Common Stock of the Company as of the date the option is granted.

               (b) Term. The term of each option shall be determined by the Compensation Committee, but in no event shall an option be exercisable either in whole or in part after the expiration of ten (10) years from the date on which it is granted, or in the case of a Ten Percent Shareholder where the option is designed to qualify as an Incentive Stock Option, in no event shall such an option be exercisable either in whole or in part after the expiration of five (5) years from the date on which it is granted. The Board of Directors and an optionee may at any time by mutual agreement terminate any option granted to such optionee under this Plan.

               (c) Vesting Schedule. Each Agreement may include, in the discretion of the Compensation Committee, a vesting period following the grant of any option during which all or any part of such option remains forfeitable and cannot be exercised. All Agreements shall provide for full and immediate vesting in the event that (i) the Company shall dispose of all or substantially all of its assets as an entity and thereafter dissolve, or (ii) consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it and pursuant to any such merger or consolidation
         (1) the Company shall not be the resulting or surviving corporation and

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         (2) neither the Company nor the shareholders of the Company entitled to vote for the election of directors as of the date immediately preceding the effective date of said consolidation or merger, shall receive more than fifty percent (50 percent) of the resulting entity's voting capital stock. In the event of any merger or consolidation involving the Company and pursuant to which (1) the Company shall be the resulting or surviving corporation, or (2) either Company shall not be the resulting or surviving corporation and (2) neither the Company nor the shareholders of the Company entitled to vote for the election of directors as of the date immediately preceding the effective date of said consolidation or merger, shall receive more than fifty percent of the resulting entity's voting capital stock, then any options granted under this Plan shall remain subject to the vesting schedule set forth in the Agreement regarding such grant and shall not be subject to full and immediate vesting. Additional specific provisions regarding vesting in the event of an optionee's death or disability are set forth at Sections 9 and 10 of this Plan, respectively.

               (d) Exercise. Notwithstanding any provision to the contrary set forth herein, any option exercised subsequent to the date in which optionee's relationship with the Company or any of its subsidiaries is terminated (whether such relationship is as an employee or Consultant), shall only be exercisable to the extent that said option vested as of said termination date. Each option, or any installment thereof, shall be exercised whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares to be purchased and the purchase price to be paid, and accompanied by the payment of the purchase price. Any optionee may pay for the Shares subject to the option with cash, a certified check or a bank check payable to the order of the Company. Alternatively, the optionee may pay for the Shares, in whole or in part, by the delivery of shares of Common Stock of the Company already owned by him or her for a period in excess of six (6) months, which shares will be accepted in exchange for the Shares at their value on the date of exercise. Certificates representing the shares purchased by the optionee shall be issued as soon as practicable after the optionee has complied with the provisions hereof.

         6. Annual Limitation for Incentive Stock Options. The aggregate Fair Market Value of the Shares (determined under Section 5 as of the time the option is granted) with respect to which Incentive Stock Options are first exercisable by an optionee during any calendar year (under all stock option plans of the Company or any of its subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000).

         7. Non-Assignment. During the lifetime of the optionee, options issued hereunder shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

         8. Termination of Employment.
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               (a) Optionees shall have the right to exercise the vested portion of any options granted under this Plan only while the optionee maintains a relationship as an employee or Consultant, as the case may be, of the Company or any of its subsidiaries and has been an employee or Consultant of one or more such corporations continuously since the grant of the option, except as otherwise expressly provided herein. For purposes of this Section, a relationship qualifying an optionee to participate under this Plan will be treated as continuing during the period when the optionee is on military duty, sick leave or other bona fide leave of absence if the period of such leave does not exceed ninety (90) days, or, if longer, so long as a statute or contract guarantees the optionee's right to re-employment with the Company or the applicable subsidiary. When the period of leave exceeds ninety (90)

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         days and the optionee's right to re-employment is not guaranteed either by statute or by contract, the relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

               (b) In the event of an optionee's termination of employment without "cause," other than by reason of death or permanent and total disability, or the retirement by optionee as a result of "Normal Retirement" (as defined for purposes of the Company's retirement plan as in effect as of the date that this Plan was adopted by the Board of Directors of the Company), the optionee shall have the right to exercise the vested portion of his or her unexercised options as of said termination date, or any portion thereof, at any time within thirty (30) days of said termination date; provided, however, that in any event, the option cannot be exercised after the expiration of the term of the option. In the event of an optionee's termination of employment for "cause", any option or options held by him or her under this Plan, to the extent not exercised before the effective date of such termination, shall forthwith terminate. For purposes of this Plan, the term "cause" shall mean the optionee's dishonesty, malfeasance, misfeasance or the commission of a criminal offense. The conclusion of the Compensation Committee in determining whether "cause" for termination exists shall be final and conclusive. In the event that the optionee retires from the Company or any of its subsidiaries as a result of a Normal Retirement, the optionee shall have the right to exercise the vested portion of his or her unexercised options as of said retirement date, or any portion thereof, at any time within ninety
         (90) days of said Normal Retirement Date (as defined for purposes of the Company's retirement plan as in effect as of the date that the Plan was adopted by the Board of Directors of the Company); provided, however, that in any event, the option cannot be exercised after the expiration of the term of the option. Options not exercised within the applicable period specified above shall terminate.

         9. Death of Optionee. In the event that an optionee's employment (in the case of an employee), or provision of services as a consultant (in the case of a Consultant), terminates by reason of said optionee's death prior to the complete exercise of the vested portion of the options granted to the optionee under this Plan, any such unexercised option or portion thereof may be exercised in whole or in part within one (1) year after the date of the optionee's death and then only: (i) by the optionee's estate or by or on behalf of such person or persons to whom the optionee's rights pass under the optionee's Will or the laws of descent and distribution; and (ii) prior to the expiration of the term of the option.

         10. Disability. In the event that an optionee's employment (in the case of an employee) or provision of services as a consultant (in the case of a Consultant) with the Company or any of its subsidiaries terminates by reason of said optionee's permanent and total disability (within the meaning of Section 22(e)(3) of the Code) prior to the complete exercise of the vested portion of the options granted to the optionee under this Plan, the optionee shall have the right to exercise the vested portion of his or her unexercised options as of the termination date, or any portion thereof, within one (1) year after the date that optionee's employment or consulting relationship with the Company terminates as a result of said permanent and total disability; provided, however, that in no event shall any such options be exercisable after the expiration of the term of the option.

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         11. Adjustments to Number of Shares. The aggregate number and kind of
Shares available for options under this Plan, the number and kind of Shares subject to any outstanding option and the option price of each outstanding option, shall be proportionately adjusted by the Board of Directors for any increase, decrease or change in the total outstanding common shares of the Company resulting from a stock dividend, recapitalization or similar transaction (but not by reason of the issuance or purchase of common voting stock by the Company in consideration for money, services or property).

         12. Rights as a Shareholder. The optionee shall have no rights as a stockholder of the Company with respect to the Shares purchased by him or her pursuant to the exercise of an option until the date of the issuance to him or her of a certificate of stock representing such Shares. No adjustment shall be made for dividends or for distributions of any other kind with respect to Shares for which the record date is prior to the date of the issuance to the optionee of a certificate for the Shares.

         13. Investment Purpose. Each written notice by which an optionee exercises an option shall contain representations on behalf of the optionee that he or she acknowledges that the Company is selling or distributing Shares to him or her under a claim of exemption from registration under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), as a transaction not involving any public offering; that he or she represents and warrants that he or she is acquiring such Shares with a view to investment and not with a view to distribution or resale; and that he or she agrees not to make any sale or other distribution or disposition of such Shares unless (i) a registration statement with respect to such Shares shall be effective under the Act, together with proof satisfactory to the Company that there has been compliance with applicable state law, or (ii) the Company shall have received an opinion of counsel satisfactory to it that no violation of the Act or applicable state law will be involved in such transfer. The Company shall include on any certificate for Shares issued under this Plan such legend restricting the transfer thereof as it may deem appropriate to comply with any requirement established by law or by the rules of any stock exchange.

         14. Term of Plan. This Plan originally was adopted by the Board of Directors on January 23, 2001, and approved by the stockholders of the Company at the Annual Meeting of Stockholders on May 15, 2001, and shall remain in effect until all Shares subject to issuance hereunder have been purchased pursuant to the exercise of the options granted under this Plan or until all such options have lapsed or terminated unexercised; provided, however, that all options and rights under this Plan must be granted on or before January 22, 2011, which date is ten (10) years from the date that this Plan was adopted by the Board of Directors of the Company.

         15. Amendment and Termination of Plan. The Board of Directors of the Company, without further approval of the stockholders of the Company, may at any time suspend or terminate this Plan or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the stockholders of the Company which would (i) except as provided in Section 11 hereof, increase the maximum number of Shares which may be issued under this Plan, (ii) change the eligibility requirements for individuals entitled to receive options under this Plan, (iii) extend the period for granting options, (iv) change the manner of determining the option price, or (v) materially increase the benefits accruing to employees under this Plan. No amendment, modification or termination of this Plan shall in any manner adversely affect any outstanding option under this Plan without the consent of the optionee holding such affected options.

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         16. Termination of Prior Stock Option Plans. Upon adoption of this Plan by the stockholders of the Company, all other stock option plans in effect on behalf of the Company or any of its subsidiaries shall terminate; provided, however, such plans shall remain in effect to the extent there remain unexercised options issued in accordance with the terms and conditions of such plan or plans.

         17. Administration. This Plan shall be administered by the Compensation Committee of the Board of Directors and decisions of the Compensation Committee concerning the interpretation and construction of any provisions hereof or any option granted pursuant hereto shall be final. The Company shall effect the grant of options under this Plan in accordance with the decisions of the Compensation Committee, which may, from time to time, adopt rules and regulations for carrying out this Plan. For purposes of this Plan, an option shall be deemed to be granted when the written Agreement for the same is signed on behalf of the Company by its duly authorized officer or representative. Subject to the express provisions of this Plan, the Compensation Committee shall have the authority, in its discretion and without limitation, to determine: the Optionees to receive options, the times when such individuals shall receive such options, the number of Shares to be subject to each option, the term of each option, the date when each option or portion thereof shall become exercisable, the term of each installment, the option price of each Share subject to option, and such other terms or conditions of any option that are not inconsistent with the terms and conditions of this Plan or, in the case of an Incentive Stock Option, not inconsistent with the qualification of such option under Section 422 of the Code; to accelerate the date of exercise of any option or installment thereof; and to make all other recommendations advisable for administering this Plan.

         18. Reservation of Shares. The Company shall be under no obligation to reserve Shares to fill options. The grant of options to employees hereunder shall not be construed to constitute the establishment of a trust of such Shares and no particular Shares shall be identified as optioned and reserved for employees hereunder. The Company shall be deemed to have complied with the terms of this Plan if, at the time of issuance and delivery pursuant to the exercise of an option, it has a sufficient number of Shares authorized and unissued or in its treasury which may then be appropriated and issued for the purposes contemplated herein, irrespective of the date when such Shares were authorized.

         19. Application of Proceeds. The proceeds of a sale of Shares by the Company under this Plan will constitute general funds of the Company and may be used by the Company for any purpose.

         20. No Rights Conferred. The adoption and maintenance of this Plan shall not be deemed to constitute a contract between the Company or any of its subsidiaries and any officer or employee or to be a consideration for, or an inducement to or condition of, the employment of any person. Nothing herein contained shall be deemed to: (i) give to any officer or employee the right to be retained in the employ of the Company or any of its subsidiaries, (ii) interfere with the right of the Company or any of its subsidiaries to discharge any officer or employee at any time, (iii) give to the Company or any of its subsidiaries the right to require any officer or employee to remain in its employ, or (iv) interfere with any officer's or employee's right to terminate his or her employment with the Company or any of its subsidiaries at any time.

         21. Tax Withholding. The Company, which employs an officer or employee granted an option under this Plan, shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, exercise, or surrender of any option, or the sale of Shares acquired upon the exercise of an option, in order for the Company (or one of its subsidiaries, as the case may be) to obtain a tax deduction otherwise available as a consequence of such grant, exercise, surrender or sale,

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as the case may be. Under appropriate circumstances, such right shall include the right to receive payment from the optionee of the required withholding amount. In addition, if, following the exercise of an option granted hereunder, an optionee sells Shares purchased on exercise of an Incentive Stock Option within two (2) years from the date of the granting of such Incentive Stock Option or within one (1) year after the transfer of such Shares to the optionee, the optionee shall notify the Company at the time of such sale.

         22. Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board of Directors of the Company or the Compensation Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company or any subsidiary thereof may have to indemnify them or hold them harmless.

         23. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New York.

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